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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors of ClickAction Inc.:

We consent to incorporation by reference in the registration statements (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No.
33-59256, No. 333-73106 and No. 333-73092) on Form S-8 of infoUSA Inc. of our report dated February 1, 2002, relating to the consolidated balance sheets of ClickAction Inc. and Subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Form 8-K/A of infoUSA Inc. dated February 18, 2003.



                                                     /s/ KPMG LLP
                                                     ---------------------
                                                         KPMG LLP

Mountain View, California
February 18, 2003